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                                  EXHIBIT 10-19
                                  -------------


                            INDEMNIFICATION AGREEMENT
                            -------------------------


         Agreement, dated June 27, 2001 between Genesee Corporation, a New York corporation (the "Company"), and Steven M. Morse (the "Indemnitee").

         WHEREAS, highly competent persons are becoming more reluctant to serve as directors and officers of the Company unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

         WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

         WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

         WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

         WHEREAS, the Indemnitee is willing to serve, continue to serve and to take an additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified;

         NOW, THEREFORE, the Company and the Indemnitee hereby agree as follows:


                             ARTICLE I - DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings given:

         1.1  "Board" shall mean the Board of Directors of the Company.

         1.2 A "Change in Control" shall be deemed to have occurred if:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (a) the Company or (b) any corporation owned, directly or indirectly, by the Company or the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (provided, however, that none of the direct descendants of John
                           L. Wehle, Sr., the trust established under the will of Louis A. Wehle and any trustee thereunder shall be a "person" for purposes of this Section 1.2);

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                  (ii)     during any period of two consecutive years, there is
                           elected 20% or more of the members of the Board of Directors of Company without the approval of the nomination of such members by a majority of that portion of the Board consisting of members who were serving at the beginning of the two-year period;

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 80% of the combined voting power of the voting securities of the Company, or such surviving entity, outstanding immediately after such merger or consolidation; or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 20% of the combined voting power of the Company's then-outstanding securities; or

                  (iv) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, including a sale or disposition of Genesee Brewing Co., Inc. or its assets.

         1.3 "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         1.4 "Expenses" shall include all reasonable attorneys, fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

         1.5 "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have any conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

         1.6 "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, other than, one initiated by the Indemnitee. For purposes of the foregoing sentence, a "Proceeding" shall not be deemed to have been initiated by the Indemnitee where the Indemnitee seeks pursuant to
ARTICLE VII of this Agreement to enforce the Indemnitee's rights under this Agreement.


                    ARTICLE II - SERVICES BY THE INDEMNITEE,
                              NOTICE OF PROCEEDINGS

         2.1 Services. The Indemnitee agrees to continue to serve as a director and/or officer of the Company. The Indemnitee may at any time and for any reason resign from such position(s) (subject to any other contractual obligation or any obligation imposed by operation of law).

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         2.2 Notice of Proceeding. The Indemnitee agrees promptly to notify the
Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure by the Indemnitee to give such notice, or any delay in giving such notice, shall not relieve the Company of its obligations under this Agreement except to the extent that the Company is actually prejudiced by any such failure or delay.


                          ARTICLE III - INDEMNIFICATION

         3.1 In General. In connection with any Proceeding, whether relating to events occurring before or after the date hereof, the Company shall indemnify, and advance Expenses, to the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.

         3.2 Proceeding Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section if, because the Indemnitee is or was a director or officer of the Company, the Indemnitee is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company. Subject to SECTION 3.1, the Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such Proceeding.

         3.3 Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section if, because the Indemnitee is or was a director or officer of the Company, the Indemnitee is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Subject to
SECTION 3.1, the Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such Proceeding.

         Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification or if such claim, issue or matter involves an accounting of profits by the Indemnitee to the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16").

         3.4 Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, because the Indemnitee is or was a director or officer of the Company, a party to and is successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall be indemnified to the fullest extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee to the fullest extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

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         3.5 Indemnification for Expenses of a Witness. Notwithstanding any
other provision of this Agreement, to the extent that the Indemnitee is, because the Indemnitee is or was a director or officer of the Company, a witness in any Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith.


                      ARTICLE IV - ADVANCEMENT OF EXPENSES

Notwithstanding any provision to the contrary in ARTICLE V, the Company shall advance all reasonable Expenses which, because the Indemnitee is or was a director or officer of the Company, were incurred by or on behalf of the Indemnitee in connection with any Proceeding, within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advance and undertakings to repay pursuant to this ARTICLE IV shall be unsecured and interest free.


             ARTICLE V - PROCEDURES FOR DETERMINATION OF ENTITLEMENT

         5.1 Initial Request. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall promptly advise the Board in writing that the Indemnitee has requested indemnification.

         5.2 Method of Determination. A determination (if required by applicable law) with respect to the Indemnitee's entitlement to indemnification shall be made as follows:

                  (a) if a Change of Control has occurred, unless the Indemnitee shall request in writing that such determination be made in accordance with clause (b) of this Section, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

                  (b) if a Change of Control has not occurred, the determination shall be made by the Board by a majority vote of a quorum consisting of Disinterested Directors. In the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

         5.3 Selection, Payment and Discharge of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to the preceding Section, the Independent Counsel shall be selected, paid, and discharged in the following manner:

                  (a) If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected.

                  (b) If a Change of Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event clause (a) of this Section shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.
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                  (c)      Following the initial selection described in clauses
                           (a) and (b) of this Section, the Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1.5 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

                  (d) Either the Company or the Indemnitee may petition the Supreme Court of the State of New York or other court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to SECTION 5.1 of this Agreement. Such petition may request a determination whether an objection to the party's selection is without merit and/or seek the appointment as Independent Counsel of a person or firm selected by the court or by such other person as the court shall designate. A person or firm so appointed shall act as Independent Counsel under SECTION 5.2 of this Agreement.

                  (e) The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section, regardless of the manner in which such Independent Counsel was selected or appointed.

                  (f) Upon the due commencement of any judicial proceeding or arbitration pursuant to SECTION 7.2 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

        5.4 Cooperation. The Indemnitee shall cooperate with the person, persons or entity making the determination with respect to the Indemnitee's entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any reasonable costs or expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

        5.5 Payment. If it is determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination.


                     ARTICLE VI - PRESUMPTIONS AND EFFECT OF
                               CERTAIN PROCEEDINGS

         6.1 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with SECTION 5.1 of this Agreement, and the Company shall have the burden of proof to overcome

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that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         6.2 Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not meet any applicable standard of conduct.

         6.3 Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.


                    ARTICLE VII - REMEDIES OF THE INDEMNITEE

        7.1 Application. This ARTICLE VII shall apply in the event of a Dispute. For purposes of this Article, "Dispute", shall mean any of the following events:

                  (a) a determination is made pursuant to ARTICLE V of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement;

                  (b)      advance of Expenses is not timely made pursuant to
                           ARTICLE IV of this Agreement;

                  (c) the determination of entitlement to be made pursuant to SECTION 5.2 of this Agreement has not been made within 30 days after receipt by the Company of the request for indemnification;

                  (d)      payment of indemnification is not made pursuant to
                           SECTION 3.5 of this Agreement within 20 days after receipt by the Company of a written request therefor; or

                  (e) payment of indemnification is not made within 20 days after a determination has been made that the Indemnitee is entitled to indemnification pursuant to
                           ARTICLE V of this Agreement.

         7.2 Adjudication. In the event of a Dispute, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of New York, or in any other court of competent jurisdiction, of the Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at the Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section. The Company shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration.

         7.3 De Novo Review. In the event that a determination shall have been made pursuant to ARTICLE V of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this ARTICLE VII shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination or by reason of the absence of a determination pursuant to ARTICLE V. In any such proceeding or arbitration, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         7.4 Company Bound. If a determination shall have been made or deemed to have been made pursuant to ARTICLE V of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound

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by such determination in any judicial proceeding or arbitration absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

         7.5 Procedures Valid. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this ARTICLE VII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

         7.6 Expenses of Adjudication. In the event that the Indemnitee, pursuant to this ARTICLE VII, seeks a judicial adjudication of, or an award in arbitration to enforce the Indemnitee's rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in SECTION 1.4 of this Agreement) actually and reasonably incurred by the Indemnitee in such adjudication or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that the Indemnitee is entitled to receive part, but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such adjudication or arbitration shall be appropriately prorated.


             ARTICLE VIII - NON-EXCLUSIVITY, INSURANCE, SUBROGATION

         8.1 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or By-Laws of the Company, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee as a director of the Company prior to such amendment, alteration, rescission or replacement.

         8.2 Insurance. The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise.

         8.3 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         8.4 No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually unconditionally received such payment under any insurance policy, contract, agreement or otherwise.

                         ARTICLE IX - GENERAL PROVISIONS

         9.1 Binding Effect. This Agreement shall be binding upon the Company and its successors and assigns, shall inure to the benefit of the Indemnitee and the Indemnitee's heirs, executors and administrators and shall continue in effect regardless of whether the Indemnitee continues to serve as a director of the Company.

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         9.2 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

                  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

                  (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

         9.4 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         9.5 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         9.6 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the day on which it is so mailed:


         If to the Indemnitee:

         Steven M. Morse
         2325 Fairport-Nine Mile Point Road
         Fairport, New York  14450

         If to the Company:

         Attn:  The President
         600 Powers Building
         16 West Main Street
         Rochester, New York  14614-1601

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

         9.7 Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without application of the conflict of laws principles thereof.

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        9.8 Entire Agreement. This Agreement ,constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces all prior indemnification agreements or understandings of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   COMPANY:

                                   GENESEE CORPORATION


                                   By    /s/ Stephen B. Ashley
                                      ----------------------------------------
                                          Name:    Stephen B. Ashley
                                          Title:   President


                                   INDEMNITEE:


                                   /s/ Steven M. Morse
                                   -------------------------------------------
                                   Steven M. Morse